SATURNA GROUP
CHARTERED PROFESSIONAL ACCOUNTANTS LLP

1066 West Hastings Street, Suite 1250
Vancouver, BC Canada V6E 3X1

SATURNA GROUP
CHARTERED ACCOUNTANTS LLP

1066 West Hastings Street, Suite 2000
Vancouver, BC Canada V6E 3X2

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Interests of Named Experts and Counsel” and to the use of our audit report dated November 30, 2016 included in the Registration Statement on Form S-1, Amendment #2 and related Preliminary Prospectus of Ferd for the registration of its common stock.

/s/ SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

Vancouver, Canada

February 9, 2017